UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 21, 2017 (February 15, 2017)

Date of Report (Date of earliest event reported)

Atlantis Gaming Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-55482	47-4223605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3753 Howard Hughes Parkway, Suite 200

Las Vegas, Nevada 89169

(Address of principal executive offices)

(717) 652-8015

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ATLANTIS GAMING CORPORATION

Form 8-K

Current Report

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION; CHANGE IN FISCAL YEAR

Increase in Authorized Shares

On February 15, 2017, Atlantis Gaming Corporation, a Delaware corporation (the “Company”), by and through its Board of Directors and with written consent of a majority of the Company’s shareholders entitled to vote, effectuated an increase in the total number of authorized stock of the Company from 120,000,000 to 520,000,000 shares consisting of: (i) 500,000,000 shares of common stock, par value $0.0001 per share; and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share.

The above description of the amendment to the Company’s Certificate of Incorporation (the “Amendments”) is intended as a summary only and which is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Amendments, this reference is made to such Amendment, which is filed as Exhibit 3.1 hereto and are incorporated herein by this reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	February 15, 2017 Amendment to Certificate of Incorporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 21, 2017

Atlantis Gaming Corporation

By:	/s/ Donald Bailey
Donald Bailey
President

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